UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 29, 2008 (May 29, 2008)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

810 DSW Drive, Columbus, Ohio	43219

(Address of principal executive offices)	(Zip Code)
(614) 237-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On May 29, 2008, the Company issued a press release regarding its consolidated financial results for the first quarter ended May 3, 2008. A copy of the press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.
     Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
     Effective May 29, 2008, Peter Horvath resigned as President of DSW Inc. (the “Company”) to pursue another business opportunity.
     Effective May 29, 2008, Jay L. Schottenstein, the Company’s Chairman and Chief Executive Officer, was appointed President of the Company. To the extent required by Item 5.02(c) of Form 8-K, the information regarding Mr. Schottenstein included in the Company’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on April 21, 2008) is incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.
     A copy of the press release announcing Mr. Horvath’s resignation is attached hereto as Exhibit 99.2 and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 29, 2008

99.2	Press Release dated May 29, 2008

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.
By:	/s/ Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief Financial Officer

Date: May 29, 2008